EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Forest Laboratories, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements of Forest Laboratories, Inc. on Forms S-8, filed with the Securities and Exchange Commission on October 28, 1994, October 18, 1998 and October 26, 2000 and Form S-3 filed with the Securities and Exchange Commission on November 30, 1993, respectively, of our reports dated April 16, 2004 on the consolidated financial statements and schedule of Forest Laboratories, Inc. appearing in the Annual Report on Form 10-K as of and for the year ended March 31, 2004.

 /s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
June 14, 2004